UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  July 25, 2005

KEMET Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-20289	57-0923789
(State or other jurisdiction)	(Commission File Number)	(IRS Employer Identification No.)

2835 KEMET Way, Simpsonville, SC		29681
(Address of principal executive offices)		(Zip Code)

Registrants telephone number, including area code:   (864)  963-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(a)  Not Applicable

(b)  Not Applicable

(c)  Effective July 20, 2005, the Board of Directors of KEMET Corporation (the “Company”) approved certain additions and modifications to the compensation plan of its Chief Executive Officer, Per-Olof Loof.  These additions and modifications are as follows:  (i) the vesting criteria for the previously issued stock option grant for 500,000 shares of common stock of the Company that were performance based have been modified to include a separate “change-in-control” criteria in addition to the existing performance based measurement criteria that would trigger vesting of the options, (ii) payment of a one-time, lump sum cash payment of $75,000 for relocation expenses, and (iii) an increase in the monthly car allowance to $2,700.

Effective July 24, 2005, the Board of Directors of the Company also approved new “change-in-control” severance compensation agreements for certain of its executive officers and certain other members of the Company’s management team.  These agreements will have a term of three (3) years, and will provide payments ranging from eighteen (18) months to thirty-six (36) months of covered compensation if the “change-in-control” criteria are met, which is generally a defined change-in-control transaction or event followed by the termination of the employment of the individual in certain circumstances.  These agreements replace the previous agreements entered into by the Company with certain of these individuals which expire as of July 24, 2005.

Signature

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:	July 25, 2005
KEMET Corporation

/S/ D. E. Gable

David E. Gable
Senior Vice President and
Chief Financial Officer